UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2)

[ ]	Definitive Information Statement

LUCKYCOM PHARMACEUTICALS INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

LUCKYCOM PHARMACEUTCALS INC.

11757 Katy Freeway,

Suite 1300-A

Houston, Texas 77079

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Luckycom Pharmceuticals Inc., a Nevada corporation (“we”, “our”, “us”), to the holders of record at the close of business on the record date, March 6, 2018 of our outstanding common stock, $0.01 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to an amendment to our Articles of Incorporation to change our name from Luckycom Pharmaceuticals Inc., to Luckwel Pharmaceuticals Inc. and to increase our authorized capital to 200,000,000 shares of common stock (the “Amendment”).

Our Board of Directors approved the Amendment for the change in our name to better reflect the business of our corporation and increase in our authorized capital to achieve our business objectives.

Our Board of Directors unanimously approved the Amendment on March 6, 2018.

Subsequent to our Board of Directors’ approval of the Amendment, the holder of the majority of the outstanding shares of our corporation gave us his written consent to the Amendment on March 6, 2018. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file a Certificate of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Certificate of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Certificate of Amendment to our Articles of Organization is attached hereto as Exhibit A. The Certificate of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on March 6, 2018 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 18,376,000 shares of our common stock issued and outstanding on March 6, 2018. We anticipate that a definitive copy of this Information Statement will be mailed on or about March 28, 2018 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since March 31, 2017, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of March 6, 2018, we had a total of 18,376,000 shares of common stock ($0.01 par value per share) issued and outstanding.

The following table sets forth, as March 6, 2018, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)

Kingrich Lee (3) Level 8, Two Exchange Square 8 Connaught Place Central Hong Kong	11,375,000	61.9%
All directors and officers as a group (1 person)	11,375,000	61.9%

Owners of more than 5% of Shares of Common Stock
Chen Zhixiong Guangdong Sheng Fo Shan Shi Shun De Qu Da Liang Jie Dao Wei Siu Lu Wen Le Jie 10 Zuo Hao, China	1,000,000	5.44%
Yang Shuowen No. 22 Pu Lan Er Lu Chan Cheng Qu Foshan City, Guangdong, China	1,500,000	8.16%

(1)       Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity. In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on March 6, 2018, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on March 6, 2018 (18,376,000), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options, subject to limitations on conversion and exercise. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)       Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 18,376,000 voting shares as of March 6, 2018.

PROPOSAL #1 CHANGE OF NAME

Action and Effect

On March 6, 2018, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change our name from “Luckycom Pharmaceuticals Inc.” to “Luckwel Pharmaceuticals Inc.”.

To effect the name change we will file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State. Concurrently with filing the Certificate of Amendment with the Nevada Secretary of State, we plan to notify the Financial Industry Regulatory Authority (“FINRA”) of the proposed name change and to work with FINRA to obtain a new trading symbol for our common stock.

We believe that the name “Luckycom Pharmaceuticals Inc.” no longer accurately reflects our operations and interests as we have switched our business focus to identify and acquire business opportunities in the pharmaceuticals industry.

Shareholder approval for the name change and required amendment to our Articles of Incorporation was obtained by written consent of holders of 11,375,000 shares of common stock, representing approximately 61.9% of our issued and outstanding shares of common stock. The change in our name will not become effective until at least twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock, the appropriate filings have been made with the Nevada Secretary of State and until the name change is processed by FINRA. The form of the Certificate of Amendment to Articles of Incorporation setting forth the amendment is attached to this Information Statement as Exhibit A.

PROPOSAL #2 INCREASE IN AUTHORIZED CAPITAL

Action and Effect

We are currently authorized by our Articles of Incorporation to issue 100,000,000 shares of common stock.

We are increasing our authorized shares of common stock so that we have a sufficient number of authorized and unissued shares of common stock to permit the issuance of the same as consideration of acquiring any pharmaceutical businesses in order to achieve our business objectives.

Accordingly, our Board of Directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 to provide sufficient shares for the acquisition of pharmaceutical business or such other purposes as our Board of Directors determine.

The increase in the number of authorized shares of common stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our Board of Directors to issue additional shares of common stock without further approval of our stockholders, and our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although from time to time we review various transactions that could result in the issuance of shares of common stock, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of common stock.

Other than limited provisions under the laws of Nevada, we do not have in place provisions which may have an anti-takeover effect. The increase in the number of authorized shares of common stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of common stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation, as amended, or bylaws. The increase in the authorized number of shares of common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

The issuance of additional shares of common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock It may also adversely affect the market price of common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of common stock may increase.

The holders of common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of funds legally available therefor. We do not intend to declare and pay dividends in the near future. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock having preference over common stock. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to common stock. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

On March 6, 2018, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to increased our authorized capital to 200,000,000 shares of common stock. The amendment of our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock to 200,000,000 was approved by the written consent of a stockholder representing approximately 61.9% of our outstanding voting stock.

The approval of the amendment of our Articles of Incorporation, as amended, to authorize the increase of the number of authorized shares of common stock to 200,000,000 required such Board approval and the affirmative vote of stockholders representing a majority of our outstanding voting securities. Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment of our Articles of Incorporation to authorize the increase of the number of authorized shares of common stock to 200,000,000. You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders. The form of the Certificate of Amendment to Articles of Incorporation setting forth the amendment is attached to this Information Statement as Exhibit A.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to take all other required actions to complete the amendment of our Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000 consistent with the foregoing.

DISSENTERS RIGHTS

Under the General Corporation Law of the State of Nevada, shareholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to our proposed Amendment.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Luckycom, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

March 6, 2018

LUCKYCOM, INC.

By:	/s/ Kingrich Lee

Kingrich Lee

Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT A

Certificate of Amendment to Articles of Organization

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LUCKYCOM PHARMACEUTICALS INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1:
1. Name of Corporation: LUCKWEL PHARMACEUTICALS INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 11,375,000

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

EXHIBIT B

ACTION BY WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

LUCKYCOM PHARMACEUTICALS INC.

The undersigned, being sole member of the Board of Directors (“Board”) of Luckycom Pharmaceuticals Inc. (the “Company”), pursuant to Section 78.315 of the Nevada Revised Statutes, do hereby consent to the adoption of, and hereby approve and adopt, the following resolutions, effective as of March 6, 2018:

WHEREAS, the Company’s Board of Directors, in its opinion, deems it to be in the best interest of the Company to amend the Company’s Articles of Incorporation to change the name of the Company from “Luckycom Pharmaceuticals Inc.” to “Luckwel Pharmaceuticals Inc.” (the “Name Change”) to better reflect the Company’s prospective business goals and to increase its authorized capital to 200,000,000 shares of common stock (the “Increase”);

NOW, THEREFORE BE IT

RESOLVED, that the effective date of the Name Change be, and it hereby is, fixed as of the date the Company files the Certificate of Amendment, substantially in the form attached hereto and marked “Schedule” with the Nevada Secretary of State;

RESOLVED, that the Company be, and is authorized to effectuate an amendment of the Company’s Certificate of Incorporation to change the name of the Company to “Luckwel Pharmaceuticals, Inc.”, such that Article 1 is superseded and replaced as follows:

“The Name of this Corporation is Luckwel Pharmaceuticals Inc.”

RESOLVED, that the Company be, and is authorized to effectuate an amendment of the Company’s Certificate of Incorporation to increase the authorized capital of the Company from 100,000,000 shares of common stock to 200,000,000 shares of common stock, such that Article 3 is superseded and replaced as follows:

“The number of authorized shares of common stock the Corporation has the authority to issue is 200,000,000 having a par value of $0.01 per share.”

RESOLVED, that the Company is authorized to file the Certificate of Amendment with the State of Nevada to give effect to such Name Change and Increase, and be it further

RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to distribute to the stockholders of the Company any forms of notice as may be required by Nevada law and applicable securities law with respect to the Name Change, such notice to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, and be it further

RESOLVED, that the record date for determining the stockholders of the Company entitled to receive notice of the Name Change and Increase shall be the close of business on March 6, 2018,

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Company to take or cause to be taken any and all actions, to execute and deliver any and all agreements, certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer’s judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such agreements, certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability;

RESOLVED, that any other officer of this Company, be, and hereby is, authorized to certify as to the adoption of any or all of the foregoing resolutions; and be it further

RESOLVED, that this consent may be executed in one or more counterparts.

[This space is intentionally left blank]

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IN WITNESS WHEREOF, the undersigned, being the sole director of the Company, consent hereto in writing as of the first date written above, and direct that this instrument be filed with the minutes of proceedings of the Board Directors of the Company.

/s/ Kingrich Lee
Name:	Kingrich Lee
Title:	Chairman and Sole Director

Schedule

Certificate of Amendment to Articles of Organization

EXHIBIT C

WRITTEN CONSENT

OF THE HOLDERS OF A MAJORITY OF THE

VOTING STOCK

OF

LUCKYCOM PHARMACEUTICALS INC.

The undersigned, constituting the holder of a majority of the shares of common stock of Luckycom Inc., a Nevada corporation (the “Company”), do hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting, effective as of March 6, 2017:

CORPORATE NAME CHANGE

WHEREAS, the Board of Directors (the “Board”) of the Company, having considered changing the name of the Company to “Luckwel Pharmaceuticals Inc.” (the “Name Change”) and increasing the Company’s authorized capital to 200,000,000 shares of common stock (the “Increase”) and deems such Name Change and Increase advisable and in the best interest of the Company.

NOW THEREFORE BE IT RESOLVED, that the Articles of Incorporation of the Company be and hereby are amended to authorize and enact the name change of the Company to “Luckwel Pharmaceuticals Inc.” and increase the Company’s authorized capital to 200,000,000 shares of common stock; and

FURTHER RESOLVED, that the Certificate of Amendment to the Articles of Incorporation substantially and in form attached hereto as Schedule authorizing the Name Change and Increase be and hereby is in all respects approved.

ENABLING RESOLUTIONS

RESOLVED, that the Board of the Company is authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such Board shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions; and

RESOLVED FURTHER, that any actions taken by the Board prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are ratified, confirmed and approved as the acts and deeds of the Company.

[SIGNATURE PAGE FOLLOWS]

This UNANIMOUS WRITTEN CONSENT shall be effective as of the date first set forth above, may be signed in counterparts and shall be filed with the minutes of proceedings of the Board, and the actions taken hereby shall have the same force and effect as at a meeting duly called and held.

SHAREHOLDER:

/S/ Kingrich Lee
Kingrich Lee

Schedule

Certificate of Amendment to Articles of Organization